SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549




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                                   FORM 10-Q



                 Quarterly Report Under Section 13 or 15(d) of
                      the Securities Exchange Act of 1934





For Quarter Ended September 30, 1994            Commission file number 1-4881






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                              AVON PRODUCTS, INC.

            (Exact name of registrant as specified in its charter)





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                                   EXHIBITS


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                               INDEX TO EXHIBITS



Exhibit
Number                           Description

 4.1 --Revolving Credit and Competitive Advance Facility Agreement, dated as of October 5, 1994, among Avon Products, Inc., Avon Capital Corporation and a group of banks and other lenders.

10.1 --Employment Agreement, dated as of September 1, 1994, between Avon Products, Inc. and Edward J. Robinson.

10.2 --Form of Employment Agreement, dated as of September 1, 1994, between Avon Products, Inc. and certain senior officers.

11.1    --Statement re computation of primary income per share.

11.2    --Statement re computation of fully diluted income per share.

27      --Financial Data Schedule - Included as part of the electronically filed Form 10-Q only.